FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Municipal Trust

Fund	Fidelity Short-Intermediate Municipal Income Fund
Trade Date	9/20/12
Settle Date	9/28/12
Security Name	NY MTA TRANS 5% 11/15/2019
CUSIP	59259YTP4
Price	119.988
Transaction Value	$5,999,400
Class Size	$ 520,700,000
% of Offering	0.960%
Underwriter Purchased From	Morgan Stanley
Underwriting Members: (1)	Morgan Stanley
Underwriting Members: (2)	Duncan-Williams Inc.
Underwriting Members: (3)	Ramirez & Co., Inc
Underwriting Members: (4)	BofA Merrill Lynch
Underwriting Members: (5)	Barclays
Underwriting Members: (6)	Citigroup
Underwriting Members: (7)	Goldman, Sachs & Co
Underwriting Members: (8)	J.P. Morgan
Underwriting Members: (9)	Jefferies
Underwriting Members: (10)	Siebert Brandford Shank & Co.,LLC
Underwriting Members: (11)	Wells Fargo Securities
Underwriting Members: (12)	BB&T Captial Markets
Underwriting Members: (13)	Edward D. Jones & Co.,L.P.
Underwriting Members: (14)	Fidelity Capital Markets
Underwriting Members: (15)	FirstSouthwest
Underwriting Members: (16)	Loop Capital Markets, LLC
Underwriting Members: (17)	M.R. Beal & Company
Underwriting Members: (18)	Piper Jaffray & Co
Underwriting Members: (19)	Raymond James Morgan Keegan
Underwriting Members: (20)	RBC Capital Markets
Underwriting Members: (21)	Rice Financial Products Company
Underwriting Members: (22)	Roosevelt & Cross, Incorporated
Underwriting Members: (23)	Stifel, Nicolaus & Company, Incorporated
Underwriting Members: (24)	TD Securities (USA) LLC